                                                                    Exhibit 11.1

                        CENTENNIAL HEALTHCARE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                                        Three Months                       Nine Months
                                                                    Ended September 30,                 Ended September 30,
                                                                   1996             1997               1996             1997
                                                                -----------      -----------       -----------      -----------
PRIMARY EARNINGS (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE:
Earnings:
Income before extraordinary loss,                                   744,484        3,383,255         1,673,538        6,507,791
  accretion and dividends
  on preferred stock

Extraordinary loss (net of tax)                                          --         (537,009)               --         (537,009)
                                                                -----------      -----------       -----------      -----------

Income applicable to common stock                                   744,484        2,846,246         1,673,538        5,970,782
  before accretion and dividends
  on preferred stock

Accretion and dividends on preferred stock                          648,296        4,654,419         1,592,248        5,873,040
                                                                -----------      -----------       -----------      -----------

Income (loss) applicable to common stock                             96,188       (1,808,173)           81,290           97,742
                                                                ===========      ===========       ===========      ===========

Shares used in the computation:
Weighted average common shares outstanding                        4,745,785       11,579,108         4,740,447        7,092,669
Dilutive effect of common stock equivalents                          38,333          165,821            40,410           49,754
                                                                -----------      -----------       -----------      -----------

Shares used in computing earnings (loss) per common
   and common equivalent share:                                   4,784,118       11,744,929         4,780,857        7,142,423
                                                                ===========      ===========       ===========      ===========


Primary earnings (loss) per common and
  common equivalent share:
Income (loss) applicable to common stock                               0.02            (0.11)             0.02             0.09
  before extraordinary loss
Extraordinary loss on extinguishment of                                0.00            (0.05)             0.00            (0.08)
  debt                                                          -----------      -----------       -----------      -----------

Income (loss) applicable to common stock                               0.02            (0.16)             0.02             0.01
                                                                ===========      ===========       ===========      ===========



FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE:

Income before extraordinary loss,                                   744,484        3,383,255         1,673,538        6,507,791
  accretion and dividends
  on preferred stock

Income due to assumed conversion of                                      --           24,400                --           40,667
  convertible debt (net of tax)

Extraordinary loss (net of tax)                                          --         (537,009)               --         (537,009)
                                                                -----------      -----------       -----------      -----------

Income applicable to common stock                                   744,484        2,870,646         1,673,538        6,011,449
  before accretion and dividends
  on preferred stock

Accretion and dividends on preferred stock (a)                      648,296          842,325         1,592,248          920,102
                                                                -----------      -----------       -----------      -----------

Income applicable to common stock                                    96,188        2,028,321            81,290        5,091,347
                                                                ===========      ===========       ===========      ===========

Shares used in the computation:
Weighted average common shares outstanding                        4,745,785       11,579,108         4,740,447        7,092,669
Effect of common stock equivalents                                   38,333          400,195            40,410        1,915,059
                                                                -----------      -----------       -----------      -----------

Shares used in computing earnings per common
   and common equivalent share:                                   4,784,118       11,979,303         4,780,857        9,007,728
                                                                ===========      ===========       ===========      ===========

Fully diluted earnings per common and
  common equivalent share:
Income applicable to common stock                                      0.02             0.21              0.02             0.62
  before extraordinary loss
Extraordinary loss on extinguishment of                                0.00            (0.04)             0.00            (0.06)
  debt                                                          -----------      -----------       -----------      -----------

Income applicable to common stock                                      0.02             0.17              0.02             0.56
                                                                ===========      ===========       ===========      ===========

(a) For the quarter and nine month periods ended September 30, 1996, the assumed conversion of Series A and B was antidilutive, thus the conversion of these shares was not included in the average outstanding shares used in the computation of per share earnings and the dividends and accretion associated with these shares was deducted from net earnings (loss) applicable to common stock.
For the quarter and nine month periods ended September 30, 1997, the assumed conversion of Series A and B, prior to the Offering date, was antidilutive; however, in accordance with APB Opinion No. 15, the assumed conversion of Series A and B was included in the average outstanding shares used in the computation of per share earnings and the dividends and accretion associated with these shares was not deducted from net earnings (loss) applicable to common stock.